EXHIBIT 5.1

August 9, 2023

Upexi, Inc.

17129 US Hwy 19

N. Clearwater, Florida 337602

Re:	Upexi, Inc. Grove Inc. 2019 Amended and Restated Incentive Stock Plan Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel to Upexi, Inc., a Nevada corporation (“Upexi”), in connection with its registration on Form S-8 registration statement (the “Registration Statement”) of 4,444,444 shares of its common stock (the “Plan Shares”) that may be issued under the Grove Inc. 2019 Incentive Stock Plan, as amended (the “Plan”). This opinion is being delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Act”).

The Company previously registered a total of 5,555,556 shares of common stock issuable under the Plan in a registration statement on Form S-8 (the “Prior Registration Statement”), filed with the Commission pursuant to the Act on June 29, 2021. The Prior Registration Statement is incorporated in the Registration Statement by reference and made a part thereof.

As counsel to Upexi and in connection with this opinion, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation of Upexi, (ii) the Bylaws of Upexi, (iii) records of actions of the shareholders and Board of Directors of Upexi, (iv) resolutions of the Board of Directors of Upexi relating to the adoption of the Plan, (v) the Registration Statement, (vi) the Plan, and (vii) such other documents as we have deemed appropriate in connection with this opinion.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons signing or delivering an instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, telecopied, facsimile, conformed or photostatic copies, and the absence of any understandings, waivers, or amendments which would vary the terms of any document which we have reviewed. As to various questions of fact material to this opinion, we have relied upon oral or written statements and representations of officers or other representatives of Upexi and upon certificates or other documents of public officials. We have further assumed that this opinion will be used only in connection with the offer and sale of Plan Shares while the Registration Statement remains in effect under the Act.

Upexi, Inc. Page 2	DICKINSON WRIGHT PLLC

Based upon the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that the Plan Shares have been duly authorized and, once the Registration Statement has become effective under the Act, when and to the extent Plan Shares are duly issued, sold, and paid for in accordance with the terms of the Plan, such Plan Shares will be validly issued, fully paid and non-assessable.

We have not reviewed for purposes of this opinion, and this opinion does not address: any ERISA laws, rules or regulations; any federal or state securities or “blue sky” laws, rules or regulations; any laws relating to fiduciary duties; or any federal, state or local taxation laws, rules, or regulations.

This opinion is limited in all respects to matters arising under all relevant provisions of the Nevada Revised Statutes, and, to the extent addressed herein, the federal law of the United States of America.

This opinion is limited to the matters set forth herein and no opinion is intended to be implied or may be inferred beyond that expressly stated herein. This opinion is predicated solely upon laws and regulations in existence as of the current date, and as they currently apply, and as to the facts as they currently exist. We assume no obligation to revise or supplement this opinion should such matters change by legislative action, judicial decision or otherwise.

We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Dickinson Wright PLLC